Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination, inclusive of the Mergers and the Domestication of FACT, as described below and the pro forma effects of the Disposal Transaction, as described below. The Business Combination and related transactions, as further described elsewhere in the unaudited pro forma financial information, were completed on or around July 18, 2023.

FACT is a blank check company incorporated as a Cayman Islands exempted company in December 2020. FACT was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On March 2, 2021, FACT consummated its initial public offering (the “IPO”) generating gross proceeds of $345.0 million. Simultaneously with the closing of the IPO, FACT consummated the sale of 6,266,667 Private Warrants at a purchase price of $1.50 per warrant in a private placement to FACT’s sponsor, Freedom Acquisition I LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $9.4 million. Following the Extension Amendment Redemptions on March 2, 2023, 11,243,496 Class A Ordinary Shares remained outstanding. As of the Closing Date, holders of 7,784,739 shares of Class A Ordinary Shares had validly elected to redeem their Class A Ordinary Shares for a full pro rata portion of the trust account holding the proceeds from FACT’s initial public offering, or approximately $10.56 per share and $82.2 million in the aggregate.

Complete Solar, Inc., a Delaware corporation (“Complete Solar”), was incorporated in the State of Delaware in 2010 and provides solar services such as sales enablement, project management, partner coordination and customer communication. Legacy Complete Solaria is the result of the business combination of Complete Solar and The Solaria Corporation, which was consummated on November 4, 2022. As discussed below, the disposition of The Solaria Corporation (“Solaria”) was consummated in October 2023. Complete Solaria’s unaudited condensed consolidated balance sheet as of October 1, 2023 and unaudited condensed consolidated statement of operations and comprehensive income (loss) for the thirty-nine week period ended October 1, 2023 have been recast to give effect to the disposition.

The unaudited pro forma condensed combined financial information also includes the impact of the following:

•

The final disposition, which was consummated on October 6, 2023, of certain North American solar panel assets, inclusive of certain intellectual property and customer contracts, not reflected in Compete Solaria’s unaudited condensed consolidated balance sheet as of October 1, 2023 (the “Disposal Transaction”). In connection with the Disposal Transaction, Maxeon agreed to hire certain employees of Complete Solaria who, upon closing, became employees of Maxeon.

•

In conjunction with the Disposal Transaction, on October 5, 2023, Complete Solaria amended certain warrants, dated November 2, 2022, originally issued by the Complete Solaria to six warrant holders, which warrants are exercisable for (a) an aggregate of 1,486,268 shares of Complete Solaria’s common stock, par value $0.001 per share, or (b) if designated and issued, a future series of preferred stock of Complete Solaria.

•

Complete Solaria, Inc. previously announced in its Current Report on Form 8-K filed with the SEC on July 14, 2023 that the Company and Freedom Acquisition I Corp. entered into separate agreements (each a “Forward Purchase Agreement”, and together, the “Forward Purchase Agreements”) with each of (i) Meteora; (ii) Polar, and (iii) Sandia (each of Meteora, Polar, and Sandia, individually, a “Seller”, and together, the “Sellers”) for OTC Equity Prepaid Forward Transactions.

On December 18, 2023, Complete Solaria and each Seller entered into separate amendments to the Forward Purchase Agreements (the “Amendments”). The Amendments lower the reset price of each

Forward Purchase Agreement from $5.00 to $3.00 and allow the Company to raise up to $10,000,000 of equity from existing stockholders without triggering certain anti-dilution provisions contained in the Forward Purchase Agreements.

•

On December 19, 2023, the Complete Solaria entered into separate common stock purchase agreements (the “Purchase Agreements”) with the Rodgers Massey Freedom and Free Markets Charitable Trust and the Rodgers Massey Revocable Living Trust (each a “Purchaser”, and together, the “Purchasers”). Pursuant to the terms of the Purchase Agreements, each Purchaser purchased 1,838,235 shares of Complete Solaria Common Stock, par value $0.001, (the “Shares”), at a price per share of $1.36, representing an aggregate purchase price of $5.0 million. The Purchasers paid for the Shares in cash. Thurman J. Rodgers is a trustee of each Purchaser and is the Executive Chairman of the board of directors of Complete Solaria.

Description of the Business Combination

The Domestication – As part of the Business Combination, FACT affected a deregistration under the Cayman Islands Companies Act and a domestication under Section 388 of the DGCL (the “Domestication”). Upon the effectiveness of the Domestication, FACT changed its name to Complete Solaria, Inc. (“New Complete Solaria”).

In connection with the Domestication, (i) each issued and outstanding FACT Class A Ordinary Share and each issued and outstanding FACT Class B Ordinary Share converted into one share of Complete Solaria Common Stock. Additionally, each issued and outstanding whole warrant to purchase one FACT Class A Ordinary Share at an exercise price of $11.50 per share converted, on a one-for-one basis, to purchase one share of Complete Solaria Common Stock at an exercise price of $11.50 per share.

The Mergers – On July 18, 2023 (the “Closing Date”) and following the approval at an extraordinary general meeting of the shareholders of FACT held on July 11, 2023, as contemplated by the Business Combination Agreement, the parties consummated the closing of the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”), whereby (i) First Merger Sub merged with and into Legacy Complete Solaria, with Legacy Complete Solaria surviving as a wholly-owned subsidiary of the Company (the “First Merger”), (ii) immediately thereafter and as part of the same overall transaction, Legacy Complete Solaria merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Second Merger”), and Second Merger Sub changed its name to “CS, LLC”, and (iii) immediately after the consummation of the Second Merger and as part of the same overall transaction, Solaria merged with and into a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company and changed its name to “SolarCA LLC” (“Third Merger Sub”), with Third Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Additional Merger”, and together with the First Merger and the Second Merger, the “Mergers”).

As a condition to the closing of the Business Combination, Complete Solar was required to consummate a merger with Solaria. On October 3, 2022, Complete Solar entered into the Required Transaction Merger Agreement, pursuant to which, and on the terms and subject to the conditions of which, Complete Solar would acquire all of the outstanding shares of capital stock of Solaria. The merger between Complete Solar and Solaria was consummated on November 4, 2022. As a result, Solaria became a wholly-owned subsidiary of Complete Solar, forming Legacy Complete Solaria. As discussed below, the disposition of Solaria was consummated in October 2023. Complete Solaria’s unaudited condensed consolidated balance sheet as of October 1, 2023 and unaudited condensed consolidated statement of operations and comprehensive income (loss) for the thirty-nine week period ended October 1, 2023 have been recast to give effect to the disposition.

The equity exchange and financing related matters associated with the Business Combination are summarized as follows:

i.

Legacy Complete Solaria has raised the 2022 Convertible Notes in November 2022, December 2022, February 2023, May 2023 and June 2023 with additional investors, with an aggregate purchase price of $33.3 million. Additionally, Legacy Complete Solaria assumed a note from an existing investor for

$6.7 million, which was modified as of the close of the acquisition of Solaria to contain the same terms as the other 2022 Convertible Notes. At the Closing, the principle and accrued interest (“Conversion Amount”) of the 2022 Convertible Notes converted into a number of shares of Complete Solaria Common Stock equal to the Conversion Amount divided by 0.75 divided by the price per share of Common Stock of Complete Solaria (“Convertible Note Conversion Shares”).

ii.

At the Closing, each share of Legacy Complete Solaria Capital Stock, inclusive of the 2022 Convertible Note Conversion Shares, issued and outstanding immediately prior to the Closing were cancelled and exchanged into an aggregate of 33,805,245 shares of Complete Solaria Common Stock (at a deemed value of $10.00 per share) equal to the Aggregate Merger Consideration. Additionally, each holder of Legacy Complete Solaria Capital Stock received Complete Solaria Warrants equal to a portion of the Aggregate Warrant Consideration, calculated on a pro rata basis based on the percentage interest of issued and outstanding shares of Legacy Complete Solaria Capital Stock held by the holder of such share of Legacy Complete Solaria Capital Stock.

iii.

At the Closing, all Legacy Complete Solaria Options and Legacy Complete Solaria Warrants outstanding as of immediately prior to such time were converted into options of Complete Solaria (“Complete Solaria Options”) and Complete Solaria Warrants, respectively. Each such Complete Solaria Option and Complete Solaria Warrant relates to a number of whole shares of Complete Solaria Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Legacy Complete Solaria Common Stock subject to the applicable Legacy Complete Solaria Option or Legacy Complete Solaria Warrant multiplied by (ii) the Merger Consideration Per Fully Diluted Share. The exercise price for each Complete Solaria Option and Complete Solaria Warrant equals (i) the exercise price per share of the applicable Complete Solaria Option or Complete Solaria Warrant divided by (ii) the Merger Consideration Per Fully Diluted Share (rounded up to the nearest full cent).

iv.

At the Closing, the Sponsor transferred to the convertible note investors a pro rata percentage of (i) 666,651 shares of Complete Solaria Common Stock in exchange for payment by such investor to FACT of $0.0001 per share and (ii) 484,364 FACT Private Warrants held by the Sponsor. In addition, convertible note investors are entitled to receive, on a pro rata basis, up to an additional (i) 333,333 shares of Complete Solaria Common Stock, at a purchase price of $0.0001 per share, if within the first 12 months following the Closing Date, the volume weighted average price of Complete Solaria Common Stock equals or exceeds $12.50 per share for a period of at least 20 days out of 30 consecutive days on which the shares of Complete Solaria Common Stock are traded on a stock exchange, and (ii) 333,333 shares of Complete Solaria Common Stock, at a purchase price of $0.0001 per share, if within the first 12 months following the Closing Date, the volume weighted average price of Complete Solaria Common Stock equals or exceeds $15.00 per share for a period of at least 20 days out of 30 consecutive days on which the shares of Complete Solaria Common Stock are traded on a stock exchange. The transfer of Complete Solaria Common Stock and Private Warrants from the Sponsor to the Legacy Complete Solaria convertible noteholders is an exchange between investors, which does not result in a pro forma adjustment.

v.

On or around the Closing, Complete Solaria entered into New Money PIPE Subscription Agreements with certain investors to subscribe for and purchase 120,000 FACT Class A Ordinary Shares for a purchase price of $5.00 and aggregate proceeds of $0.6 million. Additionally, Complete Solaria issued an additional 60,000 shares of Complete Solaria Common Stock in consideration for certain services provided in the structuring of the Forward Purchase Agreements.

vi.

On or around the Closing Date, Complete Solaria entered into Subscription Agreements with certain PIPE Investors who purchased 1,570,000 shares of Complete Solaria Common Stock for aggregate proceeds of $15.7 million, including $3.5 million that was funded prior to the Closing Date.

vii.

On or around the Closing Date, the Sponsor transferred 4,333,333 FACT Class B Ordinary Shares to certain third parties pursuant to working capital lending arrangements, non-redemption agreements, PIPE Investments and the settlement of FACT’s accrued expenses associated with the Business Combination. Additionally, Complete Solaria issued and transferred 193,976 shares of Complete Solaria Common Stock to the Sponsor, 120,000 shares of Complete Solaria Common Stock to PIPE Investors and 150,000 shares of Complete Solaria Common Stock to Sellers in connection with the Forward Purchase Agreements.

viii.

On July 17 and July 18, and in connection with obtaining consent for the Business Combination, Legacy Complete Solaria, FACT and CSREF Solis Holdings, LLC (“Carlyle”) entered into an amended and restated consent to the Business Combination Agreement and an amended and restated warrant agreement, which modified the terms of the mandatorily redeemable investment made by Carlyle in Legacy Complete Solaria.

The Carlyle investment of $25.6 million was mandatorily redeemable on the three-year anniversary of the effective date of the CS Solis amended and restated LLC agreement (February 14, 2025) and accrued interest at a rate of 10.5%, which was structured as a a dividend payable based on 25% of the investment amount measured quarterly, compounded annually, and subject to increases in the event Legacy Complete Solaria declared any dividend. In connection with the investment, Legacy Complete Solaria issued a warrant to purchase up to 5,978,960 shares of its common stock at a price of $0.01 per share, of which, 4,132,513 shares were immediately exercisable and, were outstanding as of the date of modification. At Closing, the Legacy Complete Solaria warrants were exchanged for 1,995,879 warrants to purchase shares of Complete Solaria Common Stock. Legacy Complete Solaria accounted for the mandatorily redeemable investment from Carlyle in accordance with ASC 480 — Distinguishing Liabilities from Equity and recorded the investment as a liability, which was accreted to its redemption value under the effective interest method.

Among other changes to the investment agreement, the modification accelerates the redemption date of the investment, which was previously February 14, 2025 and is March 31, 2024 subsequent to the modification. Additionally, as part of the amendment, the parties entered into an amended and restated warrant agreement. As part of the warrant agreement, Complete Solaria will issue Carlyle a warrant to purchase up to 2,745,879 shares of Complete Solaria Common Stock at a price per share of $0.01, which is inclusive of the outstanding warrant to purchase 1,995,879 shares at the time of modification. The warrant, which expires on July 18, 2030, provides Carlyle with the right to purchase shares of Complete Solaria Common Stock based on (a) the greater of (i) 1,995,879 shares and (ii) the number of shares equal to 2.795% of the Complete Solaria’s issued and outstanding shares of common stock, on a fully-diluted basis; plus (b) on and after the date that is ten (10) days after the date of the agreement, an additional 350,000 shares; plus (c) on and after the date that is thirty (30) days after the date of the agreement, if the original investment amount has not been repaid, an additional 150,000 shares; plus (d) on and after the date that is ninety (90) days after the date of the agreement, if the original investment amount has not been repaid, an additional 250,000 shares, in each case, of Complete Solaria Common Stock at a price of $0.01 per share.

Description of the Disposal Transaction

On August 18, 2023, Complete Solaria entered into a Non-Binding Letter of Intent to sell certain of Complete Solaria’s North American solar panel assets, inclusive of certain intellectual property and customer contracts, to Maxeon. Subsequent to the execution of the Non-Binding Letter of Intent, on September 20, 2023, Complete Solaria entered into an asset purchase agreement with Maxeon for the sale of certain assets to Maxeon. . The agreement also includes a supply agreement for Maxeon to supply its premium, high-performance, high- efficiency solar panels to Complete Solaria. On October 6, 2023, Complete Solaria completed the sale of its solar panel business to Maxeon, pursuant to the terms of the Disposal Agreement. Under the terms of the Disposal Agreement, Maxeon agreed to acquire certain assets and employees of Complete Solaria, for an aggregate purchase price of approximately $11.0 million, consisting of 1,100,000 shares of Maxeon ordinary shares.

In conjunction with the Disposal Transaction, on October 5, 2023, Complete Solaria amended certain warrants, dated November 2, 2022, originally issued by the Complete Solaria to six warrant holders (the “Holders”), which warrants are exercisable for (a) an aggregate of 1,486,268 shares of Complete Solaria’s common stock, par value $0.001 per share, or (b) if designated and issued, a future series of preferred stock of Complete Solaria (the “Amendments”). The Amendments were made in connection with the Holders assigning loans they previously made to SolarCA LLC, a Delaware limited liability company (successor in interest to The Solaria Corporation and a wholly owned subsidiary of Complete Solaria) in order to provide the Holders with the benefits of the protective provisions of the original warrants to fix at a set number the number of shares of Common Stock issuable thereunder, as well as the exercise price per share. Pursuant to the Amendments, the warrants may be exercised for (a) Common Stock, at an exercise price of $0.75 per share, or (b) if designated and issued, a future series of preferred stock, at an exercise of 25% of the lowest price Complete Solaria receives for such share of future series of preferred stock. In connection with the Amendments, Complete Solaria agreed to provide the warrant holders with certain registration rights pursuant to that certain A&R Registration Rights Agreement, dated July 18, 2023, which the was previously filed by Complete Solaria as Exhibit 4.1 to the Complete Solaria’s Current Report on Form 8-K filed on July 24, 2023.

Accounting for the Business Combination

This unaudited pro forma condensed combined financial information should be read together with the historical financial statements and related notes of FACT, Legacy Complete Solaria and Solaria and other financial information filed with the Securities and Exchange Commission.

Legacy Complete Solaria has been determined to be the accounting acquirer of FACT and Solaria based on the following facts and circumstances:

•

Legacy Complete Solaria’s existing shareholders are expected to have the greatest voting interest in the combined entity. Excluding warrant and option holders, Legacy Complete Solaria’s existing shareholders have an approximately 57.8% voting interest. On a fully diluted basis, Legacy Complete Solaria’s existing shareholders have approximately 56.4% ownership.

•	Legacy Complete Solaria’s existing shareholders have the ability to control decisions regarding election and removal of the majority of the combined entity’s executive board of directors.

•	Legacy Complete Solaria’s senior management is the senior management of the combined entity.

•	The combined company name is Complete Solaria, Inc., i.e. the combined entity assumed Legacy Complete Solaria’s name.

The weighting of evidence as described above is indicative that Legacy Complete Solaria is the accounting acquirer of FACT. Accordingly, the merger between Legacy Complete Solaria and FACT has been accounted for as a reverse recapitalization, with FACT being treated as the “acquired” company for financial reporting purposes. For accounting purposes, the reverse recapitalization is the equivalent of Legacy Complete Solaria issuing stock for the net assets of FACT, accompanied by a recapitalization. As a result of the Business Combination being an in-substance capital transaction, Legacy Complete Solaria’s qualifying transaction costs are treated as an equivalent to equity issuance costs, reflected as a reduction in additional paid-in capital, rather than as an expense, in the unaudited pro forma condensed combined financial information. The net assets of FACT have been stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization are those of Legacy Complete Solaria.

Outstanding vested and unvested share-based awards of Legacy Complete Solaria (including options and RSUs) were converted into the right to receive upon vesting or exercise such awards for common shares of Complete Solaria Common Stock after applying the Merger Consideration Per Fully Diluted Share. Because no terms of such share-based awards are modified upon consummation of the Business Combination, no accounting impact for such outstanding awards was recognized.

Public and private warrants of FACT were not modified as a result of the Business Combination and continue to be liabilities in the New Complete Solaria’s financial statements. The shares of New Complete Solaria Common Stock issuable upon the achievement of trading targets are expected to be classified in equity of New Complete Solaria pursuant to guidance in ASC 815-40.

Complete Solaria has accounted for the modification of the long-term debt in CS Solis as debt extinguishment in accordance with ASC 480 and ASC 470. As a result of the extinguishment, Complete Solaria has recorded a loss on extinguishment and adjusted the value of the debt in CS Solis to its fair value.

Additionally, the modification of the warrant resulted in the reclassification of previously equity classified warrants to liability classification, which was accounted for in accordance with ASC 815 and ASC 718. Complete Solaria recorded a reduction in additional paid-in capital for the value of the warrants prior to the modification, recorded a warrant liability for the value of the warrants after the modification and recorded other expense equal to the different between the reduction in additional paid-in capital and the warrant liability.

Accounting for the Disposal Transaction

On October 6, 2023, Complete Solaria completed the sale of certain assets to Maxeon, pursuant to the terms of the Disposal Agreement. During the third fiscal quarter of 2023, Complete Solaria determined that the Disposal Transaction met the criteria for held-for-sale and discontinued operations classification. Complete Solaria concluded that the disposition of the solar panel business qualifies as a disposal of a business. Complete Solaria has recorded an impairment of $147.5 million, predominately related to Complete Solaria’s intangible assets and goodwill, in the third fiscal quarter of 2023 which is equal to the difference between the carrying value of the disposal group and the fair value of the disposal group less costs to sell. Based on Complete Solaria’s assessment of the Disposal Transaction, Complete Solaria has presented Solaria as held-for-sale and discontinued operations in its Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2023. During the fourth fiscal quarter of 2023, upon consummation of the Disposal Transaction, Complete Solaria recognized a loss on disposal of $1.8 million.

In conjunction with the Disposal Transaction, on October 5, 2023, Complete Solaria amended certain warrants, dated November 2, 2022, originally issued by the Complete Solaria to six warrant holders. The warrants that were amended were historically liability classified and were subsequently reclassified to equity as part of the close of the Business Combination. Upon the modification of the warrants, the warrants are liability classified in accordance with the guidance of ASC 815. In accordance with ASC 718, Complete Solaria will account for the modification of the warrants by reducing additional paid-in capital by the value of the warrants immediately before the modification, recording a warrant liability for the value of the warrants immediately after the modification, and recording the difference as an expense in the consolidated statements of operations.

Complete Solaria has included the adjustments as of December 22, 2023 in the Pro Forma Accounting Adjustments column of the unaudited pro forma condensed combined statements of operations for the thirty-nine weeks ended October 1, 2023 and the year ended December 31, 2022 and the unaudited pro forma condensed combined balance sheet as of October 1, 2023.

Basis of Pro Forma Presentation

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information of Complete Solaria upon consummation of the Business Combination and other events contemplated by the Business Combination as well as the effects of the Disposal Transaction. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and Disposal Transaction occurred on the dates indicated. The Business Combination proceeds remaining after the payment for the redemption of public shares, and payment of transaction costs related to the Merger are expected to be used for other general corporate purposes. The consideration shares received for the Disposal Transaction are expected to be classified as investment in equity securities. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Complete Solaria following the completion of the Business Combination and Disposal Transaction. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

Other than certain ordinary course of business sale and purchase transactions between Complete Solar and Solaria, FACT, Complete Solar, and Solaria have not had any historical relationship prior to the transactions associated with the Business Combination.

The following table presents the pro forma New Complete Solaria common stock issued and outstanding immediately after the Business Combination, which does not give effect to the potential exercise of any warrants:

	Number of Shares	Percentage of Outstanding Shares
FACT Public Stockholders(4)	3,458,757	7.6%
Founder Shares (1), (2), (3), (4)	8,152,325	18.0%
Complete Solaria shareholders	20,034,257	44.3%
Complete Solaria convertible noteholders (3)	6,126,726	13.5%
PIPE Investors	7,518,488	16.6%

Total	45,290,553	100.0%

(1)	The above table includes 122,500 FACT Class B Ordinary Shares transferred to FACT directors, employees and consultants.
(2)

The table excludes the transfer of 4,333,333 shares of FACT Class B Ordinary Shares from the Sponsor to certain third parties pursuant to working capital lending arrangements, non-redemption agreements and PIPE Investments and the settlement of FACT’s accrued expenses associated with the Business Combination.

(3)

The above table includes the transfer of 666,651 shares of New Complete Solaria Common Stock from the Sponsor to Complete Solaria convertible noteholders and excludes up to 666,666 shares of New Complete Solaria Common Stock issuable by the New Complete Solaria to convertible noteholders based on the trading price of New Complete Solaria Common Stock. The issuance of New Complete Solaria Common Stock to the Complete Solaria convertible noteholders would further increase the ownership percentages of Complete Solaria convertible noteholders and would dilute the ownership of all stockholders.

(4)

The above table excludes the transfer of shares of a number FACT Class A Ordinary Shares held by Sponsor as of the Closing equal the difference of (i) 3,300,000 minus (ii) the number of shares, if any, of FACT Class A Ordinary Shares transferred by Sponsor to holders of 2022 Convertible Notes minus (iii) the number of shares, if any, of FACT Class A Ordinary Shares transferred by Sponsor to certain counterparties in consideration for loans and other amounts paid to finance the working capital loans due to the Sponsor and extension fees as consideration for such holders agreeing to enter into non-redemption agreements and/or such FACT PIPE Investment investors agreeing to make FACT PIPE Investment, as applicable.

Of the 666,666 shares of Complete Solaria Common Stock issuable by Complete Solaria to convertible noteholders based on the trading price of Complete Solaria Common Stock, 333,333 shares will vest if, from Closing of the Business Combination until the 12 month anniversary thereof, the average price of Complete Solaria Common Stock exceeds $12.50 for any 20 trading days within any 30 trading day period and 333,333 will vest if, from the Closing of the Business Combination until the 12 month anniversary thereof, the average price of Complete Solaria Common Stock exceeds $15.00 for any 20 trading days within any 30 trading day period. The issuance of such shares would dilute the value of all shares of Complete Solaria Common Stock outstanding at that time. Assuming the current capitalization structure, the 666,666 shares that would become vested upon meeting the price threshold would represent approximately 1.5% of total shares outstanding.

The management of New Complete Solaria has concluded that the contingently issuable shares are equity-classified instruments, which do not have an impact on the unaudited pro forma condensed combined statement of operations for the periods ended December 31, 2022 and October 1, 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of October 1, 2023

(in thousands)

	Complete Solaria (Historical)	Pro Forma Accounting Adjustments		Pro Forma Complete Solaria
ASSETS
Current Assets:
Cash and cash equivalents	$1,661	$5,000	A	$6,661
Investment in equity securities	—	10,989	B	10,989
Accounts receivable, net	26,003	—		26,003
Inventories	12,503	—		12,503
Prepaid expenses and other current assets	9,947	—		9,947

Total current assets	50,114	15,989		66,103
Restricted cash	3,758	—		3,758
Property and equipment, net	4,185	—		4,185
Operating lease right-of-use assets	1,465	—		1,465
Other noncurrent assets	198	—		198
Long-term assets held for sale – discontinued operations	12,299	(12,299)	C	—

Total assets	$72,019	$(3,690)		$75,709

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$14,571	$—		$14,571
Accrued expenses and other current liabilities	26,674	450	D	27,124
Notes payable, net	27,934	—		27,934
Deferred Revenue, current	2,421	—		2,421
Short-term debt with CS Solis	29,194	—		29,194
Forward purchase agreement liabilities	6,586	403	E	6,989

Total current liabilities	107,380	853		108,233
Warranty provision, noncurrent	3,416	—		3,416
Warrant liability	10,240	1,464	F	11,704
Deferred revenue, noncurrent	976	—		976
Operating lease liabilities, net of current portion	790	—		790

Total liabilities	122,802	2,317		125,119

Common Stock	7	—		7
Additional paid-in capital	276,438	4,632	G	281,070
Accumulated other comprehensive income (loss)	51	—		51
Retained earnings (accumulated deficit)	(327,279)	(3,259)	H	(330,538)

Total stockholders’ equity (deficit)	(50,783)	1,373		(49,410)

Total liabilities and stockholders’ equity (deficit)	$72,019	$3,690		$75,709

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the thirty-nine weeks ended October 1, 2023

(in thousands, except per share amounts)

	Complete Solaria (Historical)	Freedom Acquisition Corp (Historical Adjustments)	Complete Solaria Combined	Pro Forma Accounting Adjustments		Pro Forma Combined
Revenues	$66,887	$—	$66,887	$—		$66,887
Cost of revenues	51,788	—	51,788	—		51,788

Gross Profit	15,099	—	15,099	—		15,099

Operating Expenses:
Sales commissions	23,221	—	23,221	—		23,221
Operating costs	—	7,002	7,002	—		7,002
Sales and marketing	5,216	—	5,216	—		5,216
General and administrative	22,965	—	22,965	—		22,965

Total operating expenses	51,402	7,002	58,404	—		58,404

Loss from operations	(36,303)	(7,002)	(43,305)	—		(43,305)

Foreign currency exchange gain (loss)	—	—	—	—		—
Interest income on marketable securities held in Trust Account	—	4,225	4,225	(4,225)	AA	—
Change in fair value of warrant liabilities	—	(3,440)	(3,440)	—		(3,440)
Change in fair value of convertible note	—	(273)	(273)	273	BB	—
Offering expenses related to warrant issuance	—	—	—	—		—
Interest expense	(8,870)	—	(8,870)	742	CC	(8,128)
Interest income	26	—	26	—		26
Other income (expense), net	(28,302)	—	(28,302)	(9,455)	DD	(37,757)

Loss before income taxes	(73,449)	(6,490)	(79,939)	(12,665)		(92,604)

Income tax (benefit) provision, net	(5)	—	(5)	—		(5)

Net income (loss) from continuing operations	$(73,444)	$(6,490)	$(79,934)	$(12,665)		$(92,599)

Weighted average shares outstanding, used in computing net loss per share attributable to common stockholders, basic and diluted	16,969,979					51,160,118
Net loss per share attributable to common stockholders, basis and diluted	$(4.33)					$(1.81)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2022

(in thousands, except per share amounts)

	Complete Solaria (Historical)	Freedom Acquisition Corp (Historical)	Complete Solaria Combined	Pro Forma Accounting Adjustments		Pro Forma Combined
Revenues	$66,475	$—	$66,475	$—		$66,475
Cost of revenues	46,647	—	46,647	—		46,647

Gross Profit	19,828	—	19,828	—		19,828

Operating Expenses:
Sales commissions	21,195	—	21,195	—		21,195
Operating costs	—	4,407	4,407	—		4,407
Sales and marketing	6,156	—	6,156	—		6,156
General and administrative	13,634	—	13,634	—		13,634

Total operating expenses	40,985	4,407	45,392	—		45,392

Loss from operations	(21,157)	(4,407)	(25,564)	—		(25,564)

Foreign currency exchange gain (loss)	—	(18)	(18)	—		(18)
Interest income on marketable securities held in Trust Account	—	4,822	4,822	(4,822)	AA	—
Change in fair value of warrant liabilities	—	5,510	5,510	—		5,510
Change in fair value of convertible note	—	(196)	(196)	196	BB	—
Interest expense	(4,986)	—	(4,986)	221	CC	(4,765)
Interest income	5	—	5	—		5
Forgiveness of debt	—	272	272	—		272
Other income (expense), net	(1,858)	—	(1,858)	5,211	DD	3,353

Loss before income taxes	(27,996)	5,983	(22,013)	806		(21,207)

Income tax (benefit) provision, net	27	—	27	—		27

Net income (loss) from continuing operations	$(28,023)	$5,983	$(22,040)	$806		$(21,234)

Weighted average shares outstanding, used in computing net loss per share attributable to common stockholders, basic and diluted,	8,366,296					51,160,118
Net loss per share attributable to common stockholders, basis and diluted	$(3.35)					$(0.42)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The merger between Legacy Complete Solaria and FACT has been accounted for as a reverse recapitalization, with FACT being treated as the “acquired” company for financial reporting purposes. For accounting purposes, the reverse recapitalization was the equivalent of Legacy Complete Solaria issuing stock for the net assets of FACT, accompanied by a recapitalization. The net assets of FACT were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization will be those of Legacy Complete Solaria.

The unaudited pro forma condensed combined statement of operations of Complete Solaria for the thirty-nine weeks ended October 1, 2023 and for the year ended December 31, 2022, gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2022.

On October 6, 2023, Complete Solaria completed the sale of certain of Complete Solaria’s North American solar panel assets, inclusive of certain intellectual property and customer contracts, to Maxeon, pursuant to the terms of the Disposal Agreement. The Disposal Transaction was accounted for as discontinued operations for financial reporting purposes.

In July 2023, Complete Solaria and Freedom Acquisition I Corp. entered into separate agreements (each a “Forward Purchase Agreement”, and together, the “Forward Purchase Agreements”) with each of (i) Meteora; (ii) Polar, and (iii) Sandia (each of Meteora, Polar, and Sandia, individually, a “Seller”, and together, the “Sellers”) for OTC Equity Prepaid Forward Transactions.On December 18, 2023, Complete Solaria and each Seller entered into separate amendments to the Forward Purchase Agreements (the “Amendments”). The Amendments lower the reset price of each Forward Purchase Agreement from $5.00 to $3.00 and allow the Company to raise up to $10,000,000 of equity from existing stockholders without triggering certain anti-dilution provisions contained in the Forward Purchase Agreements.

On December 18, 2023, the Complete Solaria entered into separate common stock purchase agreements (the “Purchase Agreements”) with the Rodgers Massey Freedom and Free Markets Charitable Trust and the Rodgers Massey Revocable Living Trust (each a “Purchaser”, and together, the “Purchasers”). Pursuant to the terms of the Purchase Agreements, each Purchaser purchased 1,838,235 shares of common stock of the Company, par value $0.0001, (the “Shares”), at a price per share of $1.36, representing an aggregate purchase price of $5.0 million. The Purchasers paid for the Shares in cash. Thurman J. Rodgers is a trustee of each Purchaser and is the Executive Chairman of the board of directors of the Company.

The unaudited pro forma balance sheet of Complete Solaria as of October 1, 2023, gives pro forma effect to these transactions as if they had been consummated on October 1, 2023. The unaudited pro forma condensed combined statements of operations of Complete Solaria for the year ended December 31, 2022, and for the thirty-nine weeks ended October 1, 2023, presents pro forma effect to the transactions as if it had been completed on January 1, 2022. As the Disposal Transaction was consummated in October 2023. Complete Solaria’s unaudited condensed consolidated balance sheet as of October 1, 2023 and unaudited condensed consolidated statement of operations and comprehensive income (loss) for the thirty-nine week period ended October 1, 2023 have been recast to give effect to the disposition. Further, as the Disposal Transaction is related to the disposition of certain assets acquired in the Required Transaction, which occurred on November 4, 2022, there is is no pro forma impact associated with periods prior to the year ended December 31, 2022.

The unaudited pro forma combined balance sheet as of October 1, 2023, and unaudited pro forma condensed combined statement of operations for the thirty-nine weeks ended October 1, 2023, have been prepared using, and should be read in conjunction with, the following:

•	unaudited condensed consolidated financial statements of Complete Solaria as of and for thirty-nine weeks ended October 1, 2023, and the related notes, included in the Proxy Statement;

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•	audited statements of operations of FACT for the fiscal year ended December 31, 2022 included in the Proxy Statement; and

•	audited statements of operations of Legacy Complete Solaria for the fiscal year ended December 31, 2022 included in the Proxy Statement.

Additionally, in giving pro forma effect to the Disposal Transaction as if it had been consummated on January 1, 2022, the unaudited pro forma condensed combined statement of operations was prepared using the unaudited statement of operations of Solaria for the period from January 1, 2022 through the close of the Disposal Transaction.

Management has made significant estimates and assumptions in its determination of the Pro Forma Accounting Adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments reflecting the consummation of the Business Combination and the Disposal Transaction are based on certain currently available information and certain assumptions and methodologies that Legacy Complete Solaria believes are reasonable under the circumstances. The unaudited Pro Forma Accounting Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the Pro Forma Accounting Adjustments and it is possible such differences may be material. Complete Solaria believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and Disposal Transaction are based on information available to management at the time and that the Pro Forma Accounting Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination or Disposal Transaction.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and Disposal Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Complete Solaria. They should be read in conjunction with the historical financial statements and notes thereto of FACT and Legacy Complete Solaria.

Note 2 — Accounting Policies

Upon completion of the Business Combination, management performed a comprehensive review of FACT’s and Legacy Complete Solaria’s accounting policies. Based on its initial analysis, management has not identified any material differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Article 11 of Regulation S-X allows for the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Complete Solaria has elected not to present Management’s Adjustments and will only be presenting Pro Forma Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and Disposal Transaction and has been prepared for informational purposes only.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Complete Solaria filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of Complete Solaria outstanding, assuming the Business Combination occurred on January 1, 2022.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma Transaction Accounting Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(A)

Reflects the proceeds received associated with the Common Stock Purchase Agreements with a related-party investor for the sale of 3,676,470 shares of Complete Solaria Common Stock for a purchase price of $1.36 per share.

(B)	Reflects the fair value of 1,100,000 Maxeon Ordinary Shares received as consideration for the Disposal Transaction.

(C)	Reflects the disposition of solar panel assets, inclusive of certain intellectual property and customer contracts, transferred in conjunction with the Disposal Transaction.

(D)

Reflects the accrual of $0.5 million of transaction costs that were incurred from October 2, 2023 through the closing date of the Disposal Transaction. As these costs were not accrued as of October 1, 2023, their accrual is reflected as a reduction in retained earnings.

(E)	Reflects the change in fair value of the forward purchase agreement liabilities resulting from the Amendments of the Forward Purchase Agreements.

(F)	Represents the adjustment for the reclassification of warrants upon the modification from equity classified to liability classified in accordance with the guidance of ASC 815.

(G)	Represents Pro Forma Accounting Adjustments to the additional paid-in-capital balance to reflect the following (in thousands):

Reclassification of warrants upon the modification from equity classified to liability classified in accordance with the guidance of ASC 815	$(368)
Issuance of 3,676,470 shares of Complete Solaria Common Stock to a related-party investor	5,000

Total	$4,632

(H)	Represents Pro Forma Accounting Adjustments to the retained earnings (accumulated deficit) balance to reflect the following (in thousands):

Reflects transaction costs that were incurred from October 2, 2023 through the closing date of the Disposal Transaction	$(450)
Reflects the loss on disposal associated with the Disposal Transaction	(1,310)
Amendments of Forward Purchase Agreements	(403)
Reclassification of warrants upon the modification from equity classified to liability classified in accordance with the guidance of ASC 815	(1,096)

Total	$(3,259)

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, and the thirty-nine weeks ended October 1, 2023 are as follows:

(AA)

Reflects the elimination of historical investment income earned on FACT’s Trust Account. The pro forma Transaction Accounting Adjustments are $(4.3) million and $(4.8) million for the thirty-nine weeks ended October 1, 2023, and the year ended December 31, 2022, respectively.

(BB)

Reflects change in fair value on FACT promissory note. The pro forma adjustments are $0.3 million and $0.2 million for the thirty-nine weeks ended October 1, 2023, and the year ended December 31, 2022, respectively.

(CC)

Reflects interest expense of $0.7 million and $0.2 million associated with the 2022 Convertible Notes for the thirty-nine weeks ended October 1, 2023, and the year ended December 31, 2022, respectively, which was assumed in the acquisition of Solaria and converted into Complete Solaria Common Stock upon the Close of the Business Combination.

(DD)

Reflects the elimination of change in fair value of Legacy Complete Solaria’s Preferred Stock warrant liability. The pro forma Transaction Accounting Adjustments are $(9.5) million and $5.2 million for the thirty-nine weeks ended October 1, 2023, and the year ended December 31, 2022, respectively.

Note 4 — Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, and other related events, assuming such additional shares were outstanding since January 1, 2022. As the Business Combination and other related events are being reflected as if they had occurred as of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination, other related events have been outstanding for the entire periods presented.

(in thousands, except for share and per share data)	For the year ended December 31, 2022	For the thirty-nine weeks ended October 1, 2023
Pro forma loss attributable to common stockholders – Complete Solaria	$(21,234)	$(92,599)
Pro forma weighted-average shares outstanding, basic and diluted	51,160,118	51,160,118
Net loss per share – basic and diluted	$(0.42)	$(1.81)

The following summarizes the number of shares of Complete Solaria Common Stock outstanding used for pro forma presentation purposes for the year ended December 31, 2022, and for the thirty-nine weeks ended October 1, 2023:

Pro forma weighted-average shares outstanding—basic and diluted
Public Shareholders	3,458,757
Founder Shares	8,152,325
PIPE Investors	7,518,488
Legacy Complete Solaria Shareholders	29,837,453
Legacy Complete Solaria – equity classified penny warrants	2,193,095

Pro forma weighted-average shares outstanding—basic and diluted	51,160,118

(1)

Excludes approximately 7,624,716 shares of Complete Solaria Common Stock which remain reserved for options and restricted stock units outstanding. At the Closing, Legacy Complete Solaria options and restricted stock units will be converted into Complete Solaria options and restricted stock units, upon substantially the same terms and conditions as in effect with respect to the corresponding Complete Solaria option and restricted stock units.

(2)

Excludes approximately 1,156,884 shares of Complete Solaria Common Stock which remain reserve for non-penny warrants outstanding. At the Closing, Legacy Complete Solaria warrants converted into Complete Solaria Warrants, upon substantially the same terms and conditions as in effect with respect to the corresponding Legacy Complete Solaria warrants.

(3)

Includes 7,518,488 shares related to PIPE investors, which, prior to the Closing, will convert into Legacy Complete Solaria Common Stock, and will convert into Complete Solaria Common Stock upon the Closing.

(4)

The table excludes the transfer of 4,333,333 shares of FACT Class B Ordinary Shares from the Sponsor to certain third parties pursuant to working capital lending arrangements, non-redemption agreements, PIPE Investments, and the settlement of accrued expenses related to the Business Combination.

(5)

Excludes the transfer of shares of a number FACT Class A Ordinary Shares held by Sponsor as of the Closing equal the difference of (i) 3,300,000 minus (ii) the number of shares, if any, of FACT Class A Ordinary Shares transferred by Sponsor to holders of 2022 Convertible Notes minus (iii) the number of shares, if any, of FACT Class A Ordinary Shares transferred by Sponsor to certain counterparties in consideration for loans and other amounts paid to finance the working capital loans due to the Sponsor and extension fees as consideration for such holders agreeing to enter into non-redemption agreements and/or such FACT PIPE Investment investors agreeing to make FACT PIPE Investment, as applicable.

(6)	Does not reflect the transfer of 666,651 shares of Complete Solaria Common Stock from the Sponsor to Legacy Complete Solaria convertible noteholders upon Closing.

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

Share Type	Shares
Public Warrants	8,625,000
Private Warrants	6,266,667
Private Warrants in Connection with Promissory Notes held by the Sponsor and its affiliates	716,667
Aggregate Warrant Consideration	6,266,572
Shares issuable upon achievement of trading price targets	666,666
Options (unvested and vested)	7,624,716
Warrants (non-penny warrants)	1,156,884